UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 12, 2020

On Deck Capital, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36779	42-1709682
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)
1400 Broadway, 25th Floor
New York, New York 10018
(Address of principal executive offices, including ZIP code)
(888) 269-4246
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ONDK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On Deck Capital, Inc. (the "Company") recently obtained amendments and waivers for certain of its debt facilities as described below.
RAOD Facility Amendment

On May 14, 2020, Receivable Assets of OnDeck, LLC (“RAOD”), a wholly-owned subsidiary of the Company, amended (the “RAOD Amendment”) its asset-backed revolving debt facility (the “RAOD Facility”) to further modify the Fourth Amended and Restated Credit Agreement, dated as of December 17, 2018, by and among RAOD, as Borrower, the Lenders party thereto from time to time, SunTrust Bank, as Administrative Agent, and Wells Fargo Bank, N.A, as Paying Agent and as Collateral Agent. Certain capitalized terms not defined in this section of the report are used with the meanings ascribed to them in the RAOD Facility as amended by prior amendments thereto and the RAOD Amendment.

Pursuant to the RAOD Amendment, from March 11, 2020 to August 31, 2020, receivables granted temporary relief in response to the COVID-19 pandemic will generally not be considered delinquent under the RAOD Facility so long as such receivable is paying in accordance with its modified terms. The RAOD Amendment also modifies the concentration limitations to provide, among other things, additional flexibility for certain loans impacted by COVID-19. It also provides additional flexibility with respect to certain portfolio performance test levels. Until the earlier of (x) July 10, 2020 or (y) such time as the Effective Advance Rate has reached 66% (the “Amendment Period”), the Lenders are not obligated to make any loans to RAOD, RAOD is restricted from purchasing receivables from the Company and any cash remaining in the RAOD Facility is not permitted to be distributed to the Company. Following the Amendment Period, the applicable advance rate shall be reduced to 66%. The RAOD Amendment does not modify the commitment amount or interest rate of the RAOD Facility.

The foregoing description of the RAOD Amendment does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the RAOD Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and (ii) the RAOD Agreement, which was filed as Exhibit 10.20 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
ODAF II Waiver

On May 14, 2020, we obtained a temporary waiver ("ODAF II Waiver") for the OnDeck Asset Funding II, LLC ("ODAF II") debt facility (“ODAF II Facility”).  Under the waiver, the lenders temporarily waived the occurrence and existence of reported borrowing base deficiencies and any failure to cure such deficiency amount, in each case, until the close of business on May 19, 2020.  ODAF II entered into the waiver in contemplation of entering into a broader amendment to the ODAF II Facility to enable ODAF II to remain in compliance with performance and other criteria in light of increased delinquency and other portfolio dynamics that result from COVID-impacted loans.  If such an amendment is not entered into or if the borrowing base deficiency is not otherwise cured, the borrowing base deficiency would constitute an event of default under the ODAF II Facility at close of business on May 19, 2020.

The foregoing description of the ODAF II Waiver does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the ODAF II Waiver, which is filed as Exhibit 10.2 to this report and incorporated herein by reference, and (ii) the agreement related to the ODAF II Facility, which was filed as Exhibit 10.30 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
ODART Waiver

On May 14, 2020, we obtained a temporary waiver (“ODART Waiver") for the OnDeck Account Receivables Trust 2013-1 LLC ("ODART") debt facility (“ODART Facility”).  Under the waiver, the lenders temporarily waived the occurrence and existence of reported borrowing base deficiencies and any failure to cure such deficiency amount, in each case, until the close of business on May 20, 2020. ODART entered into the waiver in contemplation of entering into a broader amendment to the ODART Facility to enable ODART to remain in compliance with performance and other criteria in light of increased delinquency and other portfolio dynamics that result from COVID-impacted loans.  If such an amendment is not entered into or if the borrowing base deficiency is not otherwise cured, the borrowing base deficiency would constitute an event of default under the ODART Facility at close of business on May 20, 2020.

The foregoing description of the ODART Waiver does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the ODART Waiver, which is filed as Exhibit 10.3 to this report and incorporated herein by reference, and (ii) the agreement related to the ODART Facility, which was filed as Exhibit 10.12 to Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
ODAST 2018-1 Early Amortization

As of May 12, 2020, an Amortization Event occurred with respect to the Series 2018-1 notes issued by OnDeck Asset Securitization Trust II LLC ("ODAST II") as a result of an asset amount deficiency in the Series 2018-1 transaction.  Beginning on the May 2020 payment date under the ODAST II Agreement, all remaining collections held by ODAST II that are allocated to the Series 2018-1 notes, after payment of accrued interest and certain expenses, will be applied to repay the principal balance of the Series 2018-1 notes.

Safe Harbor Statement.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other legal authority. Forward-looking statements can be identified by words such as "will," "enables," “targets,” "expects," “intends,” “may,” "allows," “plans,” "continues," "believes," "anticipates," "estimates" or similar expressions. These include statements regarding entering into the ODAF II Waiver and ODART Waiver in contemplation of entering into broader amendments to those facilities to remain in compliance with performance and other criteria in light of increased delinquency and other portfolio dynamics that result from COVID-impacted loans. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy, the COVID-19 pandemic and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements.

Our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause or contribute to such differences include risks relating to: our ability to meet the conditions of, and remain in compliance with, the terms of the RAOD Amendment, ODAF II Waiver and ODART Waiver; our ability to cure deficiencies under our debt facilities or obtain additional waivers or amendments to avoid the risk of default; and other risks, including those described in Part II - Item 1A. Risk Factors in our Form 10-Q for the quarter ended March 31, 2020, Part I - Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2019 and other documents that we file with the Securities and Exchange Commission, or SEC, from time to time which are or will be available on the SEC website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 2 to Fourth Amended and Restated Credit Agreement, dated as of May 14, 2020, by and among Receivable Assets of OnDeck, LLC, the Lenders party hereto and SunTrust Bank, as Administrative Agent

10.2
Temporary Waiver and Consent, dated as of May 14, 2020, by and among OnDeck Asset Funding II, LLC, solely with respect to Section 3, On Deck Capital, Inc., the Lenders party hereto and Ares Agent Services, L.P., as Administrative Agent

10.3	Waiver Agreement, dated as of May 14, 2020, by and among Deutsche Bank AG, New York Branch, OnDeck Account Receivables Trust 2013-1 LLC, as a borrower, and Vervent Inc., as Backup Servicer

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	On Deck Capital, Inc.

/s/ Kenneth A. Brause
Kenneth A. Brause Chief Financial Officer